UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 28, 2026
Date of Report (date of earliest event reported)
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Charlotte’s Web Holdings, Inc.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56364 (Commission File Number)	98-1508633 (I.R.S. Employer Identification Number)
700 Tech Court Louisville, Colorado 80027
(Address of principal executive offices and zip code)
(720) 617-7303
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement

On November 14, 2022, Charlotte’s Web Holdings, Inc. (the “Company”), issued to BT DE Investments Inc. (“BAT”), a wholly owned subsidiary of British American Tobacco p.l.c., that certain convertible debenture in the initial principal amount of C$75,341,080 (US$54 million) (the “Convertible Debenture”) with a maturity date of November 14, 2029 (the “Maturity Date”). The Convertible Debenture accrued interest at a stated annualized rate of 5% until such time that there is federal regulation permitting the use of cannabidiol, a phytocannabinoid derived from the plant Cannabis sativa L. as an ingredient in food products and dietary supplements in the United States, after which the stated annualized rate of interest was to be reduced to 1.5% per annum. The principal amount of the Convertible Debenture was convertible at the option of the holder into common shares of the Company ("Common Shares") at any time prior to the close of business on the business day prior to the Maturity Date, at a conversion price of C$2.00 per Common Share, subject to customary anti-dilution adjustments (the “Initial Conversion Price”). Accrued and unpaid interest was convertible into Common Shares at a price equal to the five-day volume-weighted average price of the Common Shares on the Toronto Stock Exchange (the “TSX”) as of the trading day prior to the date of the applicable conversion notice (“Interest Conversion Price”). Unless the Company obtained shareholder approval, BAT could not convert the Convertible Debenture, in whole or in part, if and to the extent that, as a result of such conversion, BAT would beneficially own or exercise control or direction over, in excess of 19.9% of the number of Common Shares outstanding immediately after giving effect to such conversion (such limit, the “Conversion Cap”). In connection with the issuance of the Convertible Debenture on November 14, 2022, BAT and the Company also entered into an investor rights agreement dated November 14, 2022 (the “Investor Rights Agreement”).

Closing of Transactions under the Subscription Agreement

On May 28, 2026, the Company announced the closing (the “Closing”) of the transactions under that previously disclosed subscription agreement (the “Subscription Agreement”), dated as of March 30, 2026, with BAT. Pursuant to the Subscription Agreement, BAT acquired 14,662,765 Common Shares (the “Purchased Shares”) for C$0.94 per Purchased Share (collectively, the “Investment”), representing an aggregate purchase price for all of the Purchased Shares of C$13,873,000. The purchase price for the Purchased Shares under the Subscription Agreement was equal to the quotient of US$10,000,000 (approximately C$13.9 million at current exchange rates), as converted into Canadian Dollars, divided by the greater of: (i) C$0.94 per share, and (ii) a dollar amount equal to the maximum discount available pursuant to section 607 of the TSX Company Manual applied to the 5-day volume weighted average price of the Common Shares on the TSX for the five consecutive trading days ending on and including the business day immediately preceding the closing date of the Investment; provided that the maximum number of Common Shares to be issued to BAT under the Investment would not exceed 14,760,638 Common Shares. This summary of the Subscription Agreement does not purport to be a complete description of all of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the complete text of the Subscription Agreement that was previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-56364) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on April 1, 2026.

Amendment and Conversion of Convertible Debenture

Concurrently with the Closing and as contemplated by the Subscription Agreement, on May 28, 2026, the Company and BAT entered into an amendment and conversion notice (the “Amendment and Conversion Notice”) for the Convertible Debenture. Pursuant to the Amendment and Conversion Notice: (i) the Initial Conversion Price of the Convertible Debenture was reduced from C$2.00 to C$0.94 per share; (ii) the Interest Conversion Price of the Convertible Debenture was amended to C$0.94 per share; and (iii) the applicable threshold for purposes of the Conversion Cap was increased from 19.9% to 40.8% (collectively, the “Amendment”). At the Closing and immediately following the effectiveness of the Amendment and Conversion Notice, BAT converted the principal amount of, and all accrued but unpaid interest on, the Convertible Debenture into 95,281,277 Common Shares (the “Conversion Shares”). As of the Closing and upon the conversion of the Convertible Debenture and the purchase of the Purchased Shares, BAT holds an aggregate of 109,944,042 Common Shares, representing approximately 40.6% of the issued and outstanding Common Shares (calculated on a non-diluted basis) of the Company based on 270,549,931 Common Shares issued and outstanding as of May 28, 2026. This summary of the Amendment and Conversion Notice does not purport to be a complete description of all the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the complete text of the Amendment and Conversion Notice filed herewith as Exhibit 10.2.

Amended and Restated Investor Rights Agreement

Concurrently with the Closing and as contemplated by the Subscription Agreement, on May 28, 2026, the Company and BAT amended and restated the Restated Investor Rights Agreement (as amended and restated, the “Amended & Restated IRA”) pursuant to provide, among other things, (a) that BAT has the right to nominate directors in line with its pro rata equity ownership (provided that BAT in any case will have the right to nominate at least two directors) for so long as BAT holds at least 10% of the Company's equity, (b) for certain restrictions on equity issuances and indebtedness, and (c) for certain amendments to BAT’s existing customary top-up rights.

The following summary of the Amended & Restated IRA does not purport to be a complete description of all the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the complete text of the Amended & Restated IRA filed herewith as Exhibit 10.3.

Nomination Rights

Pursuant to the Amended & Restated IRA, BAT is entitled to designate a certain number of nominees to be elected to the board of directors of the Company (the “Board”) in proportion to BAT’s partially diluted ownership percentage, provided that BAT will not at any time be entitled to fewer than two nominees as long as it continues to beneficially own at least 10% of the Common Shares on a partially diluted basis. BAT has the right to nominate one nominee prior to the next meeting of shareholders to elect directors. BAT is entitled, subject to the terms and conditions of its nomination rights, to replace its nominee directors from time to time. If BAT’s Common Share ownership level declines below the threshold required to maintain the number of seats it holds, BAT will be afforded a cure period to acquire additional securities to restore the required ownership percentage. The Board nomination rights, including the right to a minimum of two nominees, terminate if BAT’s partially diluted ownership percentage falls below 10%.

As previously reported in a Current Report on Form 8-K (File No. 000-56364) filed by the Company with the Commission on June 1, 2026, and in accordance with BAT’s right to nominate one nominee prior to the Company’s next annual meeting of shareholders, BAT appointed Mr. Jeffery Raborn to the Board, until his successor shall have been duly elected and qualified or until his earlier resignation or removal. Mr. Raborn’s term will expire concurrently with the 2027 annual general meeting of the shareholders of the Company.

Demand & Piggyback Registration Rights

The Common Shares issued to BAT are subject to resale restrictions under applicable securities laws. In particular, the Common Shares are “restricted securities” as defined in Rule 144(a)(3) under the United States Securities Act of 1933, as amended (the “Securities Act”), and are subject to resale restrictions under Canadian securities laws. Pursuant to the Amended & Restated IRA, the Company is required to file a prospectus offering for Common Shares that BAT requests to be registered from time to time, but not more than three times in total or once in any one 12-month period and subject to certain additional conditions set out in the Amended & Restated IRA. In certain circumstances, BAT will have piggyback registration rights on offerings initiated by the Company.

Standstill Provision

Until May 28, 2028, BAT will not, without the consent of the Company, and subject to certain exceptions, directly or indirectly or jointly or in concert with any other person: (i) acquire any additional securities of the Company or any of its subsidiaries that would result in BAT owning 49% or more of the Company’s securities on a partially diluted basis; (ii) enter into any acquisition of, or other business combination involving, the Company or any of its subsidiaries; (iii) solicit proxies from the shareholders or otherwise attempt to influence the conduct of the shareholders; (iv) make any public announcement or take any action with respect to the foregoing; or (v) advise, assist or encourage any other person to do, or take any action inconsistent with, any of the foregoing.

Pre-Emptive Rights

Under the Amended & Restated IRA, BAT was granted a pre‑emptive right (the “Pre-Emptive Right”) that allows it to maintain its proportional ownership in the Company whenever the Company issues new securities, except in connection with certain exempt distributions made by the Company. The new securities may be purchased on the same terms and conditions as investors in the applicable distribution. The Pre‑Emptive Right will remain available only for as long as BAT continues to beneficially own at least 10% of the Common Shares on a partially diluted basis.

Extension of Top-Up Rights

The Amended & Restated IRA also granted BAT a contractual top‑up right (the “Top-Up Right”) that allows BAT to maintain its partially diluted ownership percentage following certain exempt distributions made by the Company.

The Top‑Up Right applies only in circumstances where the Company completes an exempt distribution and BAT does not exercise its Pre‑Emptive Right in advance of that issuance. In such cases, the Amended & Restated IRA grants BAT the right to subscribe for an additional number of Common Shares or convertible securities to restore BAT’s ownership percentage to the level that existed immediately prior to the exempt distribution and will not permit BAT to increase its ownership above that level.

The Top‑Up Right remains available only for so long as BAT continues to beneficially own at least 10% of the Common Shares on a partially diluted basis.

Transfers of Shares

Until November 28, 2027, BAT may not transfer its Common Shares of the Company, subject to the following exceptions: (i) transfers to affiliates, (ii) transfers under a bona fide take-over bid, a plan of arrangement or other business combination; (iii) transfers in the event that the Company or its affiliates engage in any restricted activity or breach the Amended & Restated IRA in any material respect and such breach is not cured within the applicable cure period; or (iv) transfers following a change in law or its interpretation thereof, which creates a reasonable prospect that BAT’s continued holding of its Common Shares will be in breach of such law.

Minority Protections

The Amended & Restated IRA provides BAT the right to approve certain actions proposed to be taken by the Company for so long as BAT beneficially owns 10% of the issued and outstanding Common Shares (on a partially diluted basis). Accordingly, without the consent of BAT, the Company shall not: (i) adopt any plan or proposal for complete or partial liquidation, dissolution or winding-up of the Company; (ii) create, authorize the creation of, issue or obligate itself to issue any other equity security, equity-linked securities or convertible securities of the Company, or recharacterize, reclassify, alter or amend any existing securities of the Company, to have rights, privileges, preferences, powers, restrictions and conditions senior to the Common Shares; (iii) seek to voluntarily delist its Common Shares from the TSX; and (iv) create, incur, assume or otherwise become liable for any indebtedness for borrowed money that exceed, in the aggregate, US$10,000,000.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Convertible Debenture and the conversion of the principal amount of, and all accrued but unpaid interest on, the Convertible Debenture is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on May 28, 2026, the Company issued the Purchased Shares to BAT at C$0.94 per share for an aggregate of US$10,000,000, or C$13,873,000.

The Purchased Shares issued in connection with the Investment under the Subscription Agreement were not registered under the Securities Act and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

As described in Item 1.01 above, on May 28, 2026, the Company issued 95,281,277 Common Shares in conversion of the principal amount of, and all accrued but unpaid interest on, the Convertible Debenture at C$0.94 per share.

The issuance of Common Shares upon conversion of the Convertible Debenture was not registered under the Securities Act and was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Neither the Purchased Shares nor the Common Shares issued upon conversion of the Convertible Debenture were registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(a)Exhibits

Exhibit No.	Description
10.1*
Subscription Agreement, dated March 30, 2026, by and between Charlotte’s Web Holdings, Inc. and BT DE Investments Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-56364) filed with the U.S. Securities and Exchange Commission on April 1, 2026).

10.2	Amendment and Conversion Notice, dated May 28, 2026, between Charlotte’s Web Holdings, Inc. and BT DE Investments Inc.
10.3*	Amended and Restated Investor Rights Agreement, dated May 28, 2026, between Charlotte’s Web Holdings, Inc. and BT DE Investments Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document
*	Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of June, 2026.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	/s/ Mindy Garrison
Name:	Mindy Garrison
Title:	Chief Commercial Officer and Corporate Secretary
Date: June 3, 2026